Exhibit 4.37

Amendment and Supplementary Agreement IV to the NIO China Shareholders
Agreement

This Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement (this “Amendment and Supplementary Agreement IV”) is made on September 25, 2020 (the “Execution Date”) by and among:

(1)

CMG-SDIC Capital Management Co., Ltd., a limited liability company duly established and existing under the Laws of the People’s Republic of China (“PRC” or “China”, for the purpose of this Amendment and Supplementary Agreement IV, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), holding a business license with unified social credit code of 91130600MA094UG35F, and with its legal representative being GAO Guohua, and registered office at North Dong Ao Wei Road, Luosa Avenue, Rongcheng County, Baoding City, Hebei Province (“SDIC”);

(2)

Advanced Manufacturing Industry Investment Fund II (Limited Partnership), a limited liability partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91320191MA1YK7YA6J, and with its executive partner being CMG-SDIC Capital Management Co., Ltd. and registered office at Room 1380, Fuying Building, No. 99 Tuanjie Road, Research and Innovation Park, Jiangbei New District, Nanjing City (“Advanced Manufacturing Industry Investment Fund”);

(3)

Anhui Provincial Emerging Industry Investment Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 9134000032543101X1, and with its legal representative being HUANG Linmu and registered address at Room 301, Innovation Building, No. 860 West Wangjiang Road, High-tech District, Hefei City, Anhui Province (“Anhui High-tech Co.”)

(4)

Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), a limited liability partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340800MA2UE54B3J, and with its executive partner being Anhui Jintong New Energy II Investment Management Partnership (Limited Partnership) and registered office at Room 616-1, Building#1, Zhumeng New Zone, No. 188 Wenyuan Road, Yixiu District, Anqing City, Anhui Province (“New Energy Automobile Fund”);

(5)

Anhui Provincial Sanzhong Yichuang Industry Development Fund Co., Ltd., a limited liability company duly established and existing under the Laws of China, with unified social credit code of 91340100MA2NUJ2A1H, and with its legal representative being XIE Hai and registered address at Room 424, Science and Technology Innovation Center, No. 860 Wangjiang West Road, High-tech District, Hefei City (“Anhui Sanzhong Yichuang”);

(6)

Hefei Construction Investment Holdings (Group) Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340100790122917R, and with its legal representative being LI Hongzhuo and registered address at No. 229 Wuhan road, Binhu New District, Hefei City (the “Hefei Investor”);

(7)

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), a limited liability partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340111MA2UU69EX8, and with its executive partner being Hefei Xinping Investment Management Co., Ltd. and registered address at Room 101, 1st Floor, Area G, Intelligent Equipment Technology Park, No. 3963 Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (“Jianheng New Energy Fund”);

(8)

NIO Inc., a company duly established and validly existing under the Laws of the Cayman Islands, with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and currently listed on the New York Stock Exchange of the United States (NYSE: NIO) (“NIO Inc.”);

(9)

NIO Nextev Limited, a private company limited by shares duly organized and validly existing under the Laws of Hong Kong Special Administrative Region of the PRC, with its company number of 2199750, and registered office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong (“NIO HK”);

(10)

NIO User Enterprise Limited, a private company limited by shares duly organized and validly existing under the laws of Hong Kong Special Administrative Region of the PRC, with its company number of 2487823 and registered office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong (“UE HK”);

(11)

NIO Power Express Limited, a private company limited by shares duly organized and validly existing under the Laws of Hong Kong Special Administrative Region of the PRC, with its company number of 2472480 and registered office at 30th Floor, Jardine House, Once Connaught Place, Central, Hong Kong (“PE HK”, together with NIO HK, UE HK and NIO Inc., the “NIO Parties”); and

(12)	NIO (Anhui) Holding Co., Ltd., a limited liability company duly established and duly existing under the Laws of the PRC, holding a business license with unified social credit code of 91340111MA2RAD3M4R, and with its legal representative being LI Bin and registered address at West Susong Road and North Shenzhen Road, Economic and Technological Development District, Hefei City, Anhui Province (the “Target Company”).

For purposes of this Amendment and Supplementary Agreement IV, each of the above parties shall be referred to individually as a “Party” and collectively as the “Parties”.

Unless otherwise provided for in this Amendment and Supplementary Agreement IV, all terms used herein shall have the same meanings and interpretation rules as those provided under the Shareholders Agreement (as defined below).

WHEREAS:

(a)

SDIC, Anhui High-tech Co., the Hefei Investor, the NIO Parties and the Target Company have entered into the NIO China Investment Agreement (“Investment Agreement”) and the NIO China Shareholders Agreement (“Shareholders Agreement”) dated as of April 29, 2020;

(b)

SDIC, Advanced Manufacturing Industry Investment Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, NIO Parties and the Target Company have entered into the Amendment and Supplementary Agreement to the NIO China Shareholders Agreement dated as of June 5, 2020 (“Amendment and Supplementary Agreement I”). Pursuant to the Amendment and Supplementary Agreement I, SDIC designates Advanced Manufacturing Industry Investment Fund, Anhui High-tech Co. designates New Energy Automobile Fund and the Hefei Investor designates Jianheng New Energy Fund to assume all or part of their respective rights and obligations under the Shareholders Agreement;

(c)

SDIC, Advanced Manufacturing Industry Investment Fund, Anhui High-tech Co., New Energy Automobile Fund, the Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, NIO Parties and the Target Company have entered into the Amendment and Supplementary Agreement II to the NIO China Shareholders Agreement dated as of June 18, 2020 (“Amendment and Supplementary Agreement II”).  Pursuant to the Amendment and Supplementary Agreement II, Anhui High-tech Co. designates Anhui Sanzhong Yichuang to assume all or part of its rights and obligations under the Shareholders Agreement and the Amendment and Supplementary Agreement I;

(d)

Jianheng New Energy Fund and NIO HK entered into the Equity Purchase Agreement with NIO HK on September 16, 2020, under which, NIO HK exercised the redemption right of NIO Parties under the Shareholders Agreement, the Amendment and Supplementary Agreement I and the Amendment and

Supplementary Agreement II, and purchased the Target Company’s registered capital of RMB 437,062,937.06 (8.612% of the total registered capital of the Target Company). After the completion of the transaction, Jianheng New Energy Fund holds 8.612% of the registered capital of the Target Company in total and NIO HK holds 58.645% of the registered capital of the Target Company in total; SDIC, Advanced Manufacturing Industry Investment Fund, Anhui High-tech Co., New Energy Automobile Fund, Hefei Investor, Jianheng New Energy Fund, Anhui Sanzhong Yichuang, NIO Parties and Target Company entered into the Amendment and Supplementary Agreement III to the NIO China Shareholders Agreement (“Amendment and Supplementary Agreement III”) to make specific amendments and supplements to certain terms of the Shareholders Agreement, the Amendment and Supplementary Agreement I and the Amendment and Supplementary Agreement II; and

(e)

The Parties unanimously agree to make specific amendments and supplements to certain terms of the Shareholders Agreement, the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement II and the Amendment and Supplementary Agreement III in accordance with this Amendment and Supplementary Agreement IV.

NOW, THEREFORE, the Parties unanimously agree as follows:

1.

The Parties unanimously agree and acknowledge that pursuant to the Capital Increase Agreement entered into by and between the relevant parties and NIO HK on September 25, 2020, NIO HK is to unilaterally subscribe to the newly increased registered capital of the Target Company at the price of capital increase in cash as provided under the Investment Agreement by investing an amount of no more than USD 600,000,000 in cash, after which, NIO HK will subscribe to all newly increased registered capital of the Target Company of RMB 742,153,846.15 and the Target Company’s registered capital will be changed from RMB 5,074,773,741.26 to RMB 5,816,927,587.41, of which NIO HK will hold 63.921% of the Target Company’s registered capital in total.

2.	Article 1 of the whereas clause under the Shareholders Agreement shall be amended as follows:

“As a well-known company producing smart electric motor vehicles, NIO Inc.,  with its headquarters in China, is listed on the New York Stock Exchange of the United States, and indirectly holds equity interests in the domestic operating entities through the NIO HK Holding Platforms.  The domestic operating entities of NIO Inc. mainly include NIO Co., Ltd., Shanghai NIO Sales and Services Co., Ltd. and NIO Energy Investment (Hubei) Co., Ltd. and other companies indirectly controlled by NIO Inc. under the aforesaid PRC domestic operating entities, and mainly engage in the Main Businesses (as defined below).”

3.	Article 2 of the whereas clause under the Shareholders Agreement shall be amended as follows:

“Pursuant to the Equity Purchase Agreement entered into by and between Jianheng New Energy Fund and NIO HK dated as of September 16, 2020, NIO HK exercised the redemption right of the NIO Parties under the NIO China Shareholders Agreement dated as of April 29, 2020, the Amendment and Supplementary Agreement to the NIO China Shareholders Agreement dated as of June 5, 2020 and the Amendment and Supplementary Agreement II to the NIO China Shareholders Agreement dated as of June 18, 2020, to purchase the Target Company’s registered capital of RMB 437,062,937.06 from Jianheng New Energy Fund, representing 8.612% of the Target Company’s total registered capital.  Pursuant to Capital Increase Agreement entered into by and between the relevant parties and NIO HK on September 25, 2020, NIO HK is to exercise the NIO Capital Increase Right under the NIO China Shareholders Agreement dated as of April 29, 2020 to unilaterally subscribe to the newly increased registered capital of the Target Company at the price of capital increase in cash as provided under the Shareholders Agreement by investing an amount of no more than USD 600,000,000 in cash. Upon completion of the foregoing transaction, the Target Company’s registered capital will be RMB 5,816,927,587.41, of which NIO HK holds 63.921% of the Target Company’s registered capital in total.”

4.	Article 3 of the whereas clause under the Shareholders Agreement shall be amended as follows:

“The Parties intend to make arrangements in terms of corporate governance of the Target Company, and rights and obligations of the Parties through this Agreement.”

5.	Certain definitions under the Shareholders Agreement shall be amended as follows:

Investment Agreement	means

the Investment Agreement in respect of NIO China signed by the relevant parties on April 29, 2020, the Amendment and Supplementary Agreement to Investment Agreement on NIO China (“Amendment and Supplementary Agreement I”) signed by the relevant parties on June 5, 2020, the Amendment and Supplementary Agreement II to Investment Agreement on NIO China (“Amendment and Supplementary Agreement II”) signed by the relevant parties on June 18, 2020, and the exhibits or schedules to all foregoing agreements.

NIO Parties Capital Increase Agreement	means

the Capital Increase Agreement signed by the relevant parties and NIO HK on September 25, 2020, pursuant to which, NIO HK is to exercise the NIO Parties Capital Increase Right under the NIO China Shareholders Agreement signed by NIO HK and the relevant parties on April 29, 2020, to unilaterally subscribe to the newly increased registered capital of the Target Company at the price of capital increase in cash as provided under the NIO  China Shareholders Agreement by investing an amount of no more than USD 600,000,000 in cash; each Party agrees the exchange rate between USD and RMB for subscription price of the newly increased capital shall be calculated at the rate of 1:7.0752.

The definitions in Clause 1.1 of the Shareholders Agreement shall be deleted:

NIO Parties Capital Increase Price	means	the definition in Clause 2.1.1.2 of the Investment Agreement
NIO Capital Increase Right	means	the definition in Clause 9.2 hereof

6.	Clause 5.1 “Registered Capital” of the Shareholders Agreement shall be amended as follows:

The registered capital of the Company shall be RMB 5,816,927,587.41, of which:

5.1.1

NIO HK shall subscribe to RMB 3,718,247,048.20, representing 63.921% of the registered capital of the Company, of which RMB 92,912,587.42 shall be contributed in cash in RMB and has been paid up as of the Execution Date hereof; RMB 2,293,891,006.40 shall be contributed in the form of equity interests in NIO Co., Ltd.; RMB 239,639,258.59 shall be contributed in the form of intellectual property rights; and the remaining 1,091,804,195.79 shall be shall be contributed in cash in USD;

5.1.2

UE HK shall subscribe to RMB 1,252,136,433.60, representing 21.526% of the registered capital of the Company, of which RMB 5,500,000 shall be contributed in cash in RMB and has been paid up as of the Execution Date hereof; RMB 744,755,244.76 shall be contributed in cash in USD equivalent; and the remaining RMB

501,881,188.84 shall be contributed in the form of equity interests in Shanghai NIO Sales and Services Co., Ltd.;

5.1.3

PE HK shall subscribe to RMB 59,830,818.88, which shall be contributed in the form of equity interests in NIO Energy Investment (Hubei) Co., Ltd., representing 1.029% of the registered capital of the Company;

5.1.4	Advanced Manufacturing Industry Investment Fund shall subscribe to RMB 174,825,174.83, which shall be contributed in cash in RMB, representing 3.005% of the registered capital of the Company;
5.1.5	Anhui Sanzhong Yichuang shall subscribe to RMB 139,860,139.86, which shall be contributed in cash in RMB, representing 2.404% of the registered capital of the Company;
5.1.6	New Energy Automobile Fund shall subscribe to RMB 34,965,034.97, which shall be contributed in cash in RMB, representing 0.601% of the registered capital of the Company;
5.1.7	Jianheng New Energy Fund shall subscribe to RMB 437,062,937.07, which shall be contributed in cash in RMB, representing 7.514% of the registered capital of the Company.”

7.	The form set forth in Clause 5.2.1 of the Shareholders Agreement shall be amended as follows:

Shareholders	Subscribed Registered Capital (RMB, Yuan)	Form of Capital Contribution	Timing of Capital Contribution
NIO Nextev Limited	3,718,247,048.20

RMB 92,912,587.42 of the registered capital contributed in cash in Renminbi, which has been contributed in full as of the Execution Date hereof;

RMB 1,091,804,195.79 of the registered capital contributed in cash in USD;

RMB

Within one (1) year after the closing in accordance with the Investment Agreement; among others, RMB 742,153,846.15 shall be paid on the closing date as defined in the NIO Parties Capital Increase Agreement

		in intellectual property rights
		2,293,891,006.40 of the registered capital contributed in equity interests in NIO Co., Ltd.; RMB 239,639,258.59 of the registered capital contributed in intellectual property rights
NIO User Enterprise Limited	1,252,136,433.60

RMB 5,500,000 of the registered capital contributed in cash in Renminbi, which has been contributed in full as of the Execution Date hereof;

RMB 744,755,244.76 of the registered capital contributed in cash in USD equivalent;

RMB 501,881,188.84 of the registered capital contributed in equity interests in Shanghai NIO Sales and Services Co., Ltd.

			On or before March 31, 2021 in accordance with the Investment Agreement
NIO Power Express Limited	59,830,818.88	Contributed in equity interests in NIO Energy Investment (Hubei) Co., Ltd.	Within sixty (60) working days after the execution date of the Investment Agreement
Advanced Manufacturing Industry Investment Fund II (Limited Partnership)	174,825,174.83	Contributed in cash in Renminbi	On the fifth (5th) working day after all of the Investors’ closing conditions under the Investment Agreement have been proved to be satisfied or waived
Anhui Provincial Sanzhong Yichuang	139,860,139.86	Contributed in cash in Renminbi	In principle, on the fifth (5th) working day after all of the Investors’ closing conditions

Industry Development Fund Co, Ltd.			under the Investment Agreement have been proved to be satisfied or waived; and shall in no event be later than September 30, 2020
Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership)	34,965,034.97	Contributed in cash in Renminbi

In principle, on the fifth (5th) working day after all of the Investors’ closing conditions under the Investment Agreement have been proved to be satisfied or waived; and shall in no event be later than September 30, 2020

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership)	437,062,937.07	Contributed in cash in Renminbi	On or before March 31, 2021 in accordance with the Investment Agreement, and shall be subject to the completion of the private equity fund filing with the Asset Management Association of China
Total	5,816,927,587.41	/	/

8.	Clause 9.2 of the Shareholders Agreement shall be deleted from the Shareholders Agreement and remains in blank.

9.	Clause 10.1.1 of the Shareholders Agreement shall be amended as follows:

“Without prior written consent of the Investors, the Target Company shall not issue any new shares or increase its registered capital that may result in dilution of the percentage of the Investors’ shareholding or equity interest in any form prior to the Qualified IPO of the Target Company.”

10.	Exhibit I to the Shareholders Agreement shall be replaced by Exhibit I to this Amendment and Supplementary Agreement IV.

11.	This Amendment and Supplementary Agreement IV shall be governed by, and construed in accordance with the laws of the PRC.

12.

Any dispute, controversy, difference or claim arising out of or relating to this Amendment and Supplementary Agreement IV shall be resolved by the Parties in dispute through amicable consultation.  If the Parties fail to resolve such dispute within sixty (60) days of the date of the written notice given by a Party to the relevant other Parties indicating the existence of the dispute or requesting the commencement of negotiation, any Party may refer the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing in accordance with the arbitration rules of CIETAC effective at the time of application for arbitration.  The arbitration proceedings shall be conducted in Chinese.  The arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with the arbitration rules.  The applicant and the respondent shall each appoint one (1) arbitrator, and the two (2) arbitrators so appointed by the parties shall agree upon the third arbitrator or the CIETAC shall appoint the third arbitrator.  The arbitration award shall be final and binding on the parties to the arbitration.  The losing Party shall be liable for the costs of the arbitration, all costs and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award.  The arbitral tribunal shall rule upon the costs of the parties not expressly provided for in this section.

13.

This Amendment and Supplementary Agreement IV shall come into force and become binding on the Parties upon the execution by the legal representatives, authorized signatories or the respective authorized representatives and the affixation of their respective company chops. The sequence of priority of the Shareholders Agreement, the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement II, the Amendment and Supplementary Agreement III and this Amendment and Supplementary Agreement IV shall be:

(1)

In case of conflict between any provisions of the Shareholders Agreement, the Amendment and Supplementary Agreement I, the Amendment, the Amendment and Supplementary Agreement II, the Supplementary Agreement III and this Amendment and Supplementary Agreement IV, this Amendment and Supplementary Agreement IV shall prevail;

(2)	In case of conflict between any provisions of the Shareholders Agreement and the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement I shall prevail;

(3)	In case of conflict between any provisions of the Amendment and Supplementary Agreement I and the Amendment and Supplementary Agreement II, the Amendment and Supplementary Agreement II shall prevail;

(4)

In case of conflict between any provisions of the Amendment and Supplementary Agreement II and the Amendment and Supplementary Agreement III, the Amendment and Supplementary Agreement III shall prevail;

(5)

For any matter not mentioned herein, the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement II and the Amendment and Supplementary Agreement III shall prevail; if such matter is not mentioned in the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement II and the Amendment and Supplementary Agreement III, the Shareholders Agreement shall prevail.

Unless otherwise provided herein, the validity of other terms of the Shareholders Agreement, the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement II and the Amendment and Supplementary Agreement III shall not be affected by this Amendment and Supplementary Agreement IV.

14.

This Amendment and Supplementary Agreement IV shall be written in Chinese and be executed in thirteen (13) originals, each of which shall have the same legal effect.  Each Party shall hold one (1) original.

[SIGNATURE PAGES FOLLOW]

This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

CMG-SDIC Capital Management Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Anhui Provincial Emerging Industry Investment Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is (the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Hefei City Construction and Investment Holding (Group) Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Advanced Manufacturing Industry Investment Fund II (Limited Partnership)

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership)

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership)

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

Anhui Provincial Sanzhong Yichuang Industry Development Fund Co, Ltd.

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

NIO Inc.

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

NIO Nextev Limited

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

NIO User Enterprise Limited

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

NIO Power Express Limited

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement IV to be executed as of the date first written above.

NIO (Anhui) Holding Co., Ltd

(Company Chop)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Signature Page

Exhibit I: Joinder Agreement

Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is executed and delivered by the undersigned party (the “Join in Party”) on the following date in accordance with (a) the NIO China Shareholders Agreement by and among CMG-SDIC Capital Management Co., Ltd., Anhui Provincial Emerging Industry Investment Co., Ltd., Hefei City Construction and Investment Holding (Group) Co., Ltd., NIO Inc., NIO Nextev Limited, NIO User Enterprise Limited, NIO Power Express Limited and NIO (Anhui) Holding Co., Ltd. dated as of April 29, 2020, (b) the Amendment and Supplementary Agreement to the NIO China Shareholders Agreement by and among CMG-SDIC Capital Management Co., Ltd., Advanced Manufacturing Industry Investment Fund II (Limited Partnership), Anhui Provincial Emerging Industry Investment Co., Ltd., Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), Hefei City Construction and Investment Holding (Group) Co., Ltd., Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), NIO Inc., NIO Nextev Limited, NIO User Enterprise Limited, NIO Power Express Limited and NIO (Anhui) Holding Co., Ltd. dated as of June 5, 2020, (c) the Amendment and Supplementary Agreement II to the NIO China Shareholders Agreement by and among CMG-SDIC Capital Management Co., Ltd., Advanced Manufacturing Industry Investment Fund II (Limited Partnership), Anhui Provincial Emerging Industry Investment Co., Ltd., Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), Anhui Provincial Sanzhong Yichuang Industry Development Fund Co, Ltd., Hefei City Construction and Investment Holding (Group) Co., Ltd., Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), NIO Inc., NIO Nextev Limited, NIO User Enterprise Limited, NIO Power Express Limited and NIO (Anhui) Holding Co., Ltd. dated as of June 18, 2020, the Amendment and Supplementary Agreement III to the NIO China Shareholders Agreement entered into by and among the above parties dated as of September 16, 2020 and the Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement entered into by and among the above parties dated as of September 25, 2020 (as amended or modified from time to time, hereinafter collectively referred to as “Shareholders Agreement”).

The Join in Party hereby agrees and acknowledges that, by execution of this Joinder Agreement, the Join in Party shall be deemed to be a Party to the Shareholders Agreement as of the date of this Joinder Agreement, and shall have all of the rights and obligations of ______ under the Shareholders Agreement, as if it had executed the Shareholders Agreement as an original signatory party of the Shareholders Agreement.  The Join in Party fully accepts, as of the date of this Joinder Agreement, and agrees to be bound by, all terms and conditions contained in the Shareholders Agreement.

This Joinder Agreement shall be deemed as a part of the Shareholders Agreement, and shall, together with the Shareholders Agreement, constitute one single agreement among the Parties to the Shareholders Agreement (including but not limited to the Join in Party).

IN WITNESS WHEREOF, the Join in Party has caused this Joinder Agreement to be duly executed by its duly authorized representative as of the following date.

DATE:

Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement - Exhibit I

[Name of the Join in Party]

SIGNED BY
	Name:	[•]
	Title:	Chairman

Address for notices:

Amendment and Supplementary Agreement IV to the NIO China Shareholders Agreement - Exhibit I